Exhibit 3.5

RESTATED

ARTICLES OF INCORPORATION

OF

VICOM, INCORPORATED

VICOM, Incorporated, having elected to be governed by Minnesota Statutes, Chapter 302A, hereby adopts the following Amended and Restated Articles of Incorporation.

ARTICLE I

Name: The name of this corporation shall be VICOM, Incorporated.

ARTICLE II

Registered Office: The address of the Corporation’s registered office is Eden Prairie, Minnesota.

ARTICLE III

Authorized Shares: The authorized capital stock of this Corporation shall consist of Fifty Million (50,000,000) shares, which shares shall be without par value; provided, however, that such shares shall have a par value of one cent par share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

3.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of sold shares in any class or series.

3.2 The Board of Directors shall have the Authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.3 Each share of this Corporation’s Common Stock issued and outstanding as of the date of these Restated Articles, other than treasury shares, shall be reclassified as and changed into 22.33332 fully paid and non-assessable shares of Common Stock without par value, which shall be included in the 50,000,000 shares herein authorized.

ARTICLE IV

Certain Shareholder Rights: Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any now or additional securities of the Corporation. No shareholder shall be entitled to any cumulative voting rights. The shareholder shall take action by the affirmative vote of the holders of a majority of the voting power of all voting shares, except where a larger proportion is required by law.

ARTICLE V

Written Action by Board: An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval. In which case the written action shall be signed by all members of the Board of Directors then in office.

ARTICLE VI

Amendment: The foregoing shall constitute a restatement of the Articles of this Corporation in their entirety and in all respects supercede the original Articles of Incorporation of this Corporation and all amendment thereto.

THE RESTATEMENT DRAFTED BY:

Avron L. Gordon, Esq.

Briggs and Morgan

2400 IDS Center

Minneapolis, Minnesota 55402

State of Minnesota Office of the Secretary of State	▶See Instructions at bottom of page for completing this form.

MODIFICATION OF STATUTORY REQUIREMENTS

OR AMENDMENT OF ARTICLES

Corporate Name

Vicom, Incorporated

Date of Adoption of Amendments/Modifications	Effective Date of any of Amendments/Modifications
April 25, 1986	April 25, 1986

Amendments/Modifications Approved by Corporate: ☒ Shareholders ☐ Incorporators ☐ Directors

Pursuant to the provisions of Minnesota Statutes, Sections 302A, 133 and 302A, 136, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: insert all text of newly amended or modified article(s). Indicating which article(s) is(are) being amended or added. If the full text of the amendment will not fit into the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or shoots, using this format.)

ARTICLE IV

Certain Shareholder Rights: Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation. No shareholder shall be entitled to any cumulative voting rights. Shareholders will take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except where the restated articles of Incorporation or the Minnesota Business Corporation Act requires a larger proportion or number.

*	Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the filing date.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

Signed:	/s/ Sherman Bell

Position:	President

The foregoing instrument was acknowledged before me on this 28TH day of May, 1986.

/s/ Steven M. Bell
(Notary Public)

INSTRUCTIONS	FOR USE BY SECRETARY OF STATE

1. Type of print with dark black ink.
2. Filing Fee: $16.00.
3. Make check for the filing fee payable to the Secretary of State.
4. Mail or bring completed form to:
Secretary of State Corporation Division 180 State Office Building St. Paul, MN 65166 (812) 298-2803

SC-00178-01

OFFICE OF THE SECRETARY OF STATE
MODIFICATION OF STATUTORY REQUIREMENTS	3961
OR AMENDMENTS OF ARTICLES OF INCORPORATION
▶ READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM

CORPORATE NAME
Vicom, Incorporated

DATE OF ADOPTION OF AMENDMENTS/MODIFICATION May 12, 1987	EFFECTIVE DATE(S), IF ANY, OF AMENDMENTS/MODIFICATIONS*

AMENDMENTS/MODIFICATION APPROVED BY CORPORATE: ☒ SHAREHOLDERS ☐ DIRECTORS ☐ INCORPORATORS

YOU MUST CONSULT TO MINNESOTA STATUTES, SECTIONS 302A, 133 AND 302A, 136. TO DETERMINE WHO SHALL APPROVE AMENDMENTS/MODIFICATIONS.

The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s). Indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

ARTICLE VII

“A Director’s personal liability to this corporation or its shareholders for monetary damages for breach of fiduciary duty shall be eliminated except that this article shall not eliminate or limit the liability of a Director:

(a)	for any breach of the director’s duty of loyalty to the corporation or its shareholders;

(b)	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

(c)	under section 302A, 559 or 80A, 23;

(d)	for any transaction from which the director derived an improper personal benefit; or

(e)	for any act or omission occuring prior to the date when the provision in the articles eliminating or limiting liability becomes effective.”

*	Note: Effective date may be any date within 50 days after the filing date. If no date is specified, the effective date is the date filed.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

STATE OF MINNESOTA		)	Signed:	/s/ Marvin Frieman
)
County of	Hennepin	) SS.	Position:	SVP

The foregoing instrument was acknowledged before me this 18 day of May, 1987.

/s/ Steven Bell
Notarial Seal	(Notary Public)

▶ INSTRUCTIONS	FOR USE BY SECRETARY OF STATE

1. TYPE OR PRINT USING DARK INK.
2. FILING FEE: $15.00.
3. MAKE FILING FEE PAYABLE TO THE SECRETARY OF STATE.
4. MAIL OR BRING COMPLETE FORM TO: SECRETARY OF STATE CORPORATION DIVISION 180 STATE OFFICE BUILDING ST. PAUL, MN 55101 (612) 286-2803

SC-00178 02 (2/88)

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1.	Type or print in black ink.

2.	There is a $35.00 fee payable to the Secretary of State for filing this “Amendment of Articles of Incorporation”.

3.	Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

VICOM, Incorporated

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

07/16/2004
Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 2.)

ARTICLE I

The name of this Corporation shall be Multiband Corporation.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ Steven Bell
(Signature of Authorized Person)

Name and telephone number of contact person:	Steven Bell	(763) 504-3051
Please print legibly

If you have any questions please contact the Secretary of State’s office at (651) 296-2803.

RETURN TO:	Secretary of State, Business Services Division
180 State Office Bldg., 100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul. MN 55155-1299. (651)296-2803

Make Check Payable to the “Secretary of State”. Your cancelled Check is your receipt. All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

The Secretary of State’s Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. This document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651)296-2803/Voice. For TTY Communication, contact the Minnesota Relay Service at 1-800-627-3529 and ask them to place a call to (651)296-2803.

MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

ARTICLE III

Authorized Shares: The authorized capital stock of this Corporation shall consist of One Hundred Million (100,000,000) shares which shares shall be without par value; provided, however, that such shares have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

3.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

3.2 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits or conversion of its outstanding shares.

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1.	Type or print in black ink.

2.	There is a $35.00 fee payable to the Secretary of State for filing this “Amendment of Articles of Incorporation.”

3.	Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

Multiband Corporation

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

08/07/2007
Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 3.)

ARTICLE III

See attached

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

(Signature of Authorized Person)

Name and telephone number of contact person:	Steven Bell	(763)	504-3051
Please print legibly

If you have any questions please contact the Secretary of State’s office at (651) 296-2803.

RETURN TO:	Secretary of State, Business Services Division
180 State Office Bldg., 100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul. MN 55155-1299. (651) 296-2803

Make Check Payable to the “Secretary of State”. Your cancelled Check is your receipt. All of the information on this form is public and required in order to process this filing. Failure to provide the requested Information will prevent the Office from approving or further processing this filing.

The Secretary of State’s Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. This document can be made available in alternative formats, such as large print, Braille, or audio tape, by calling (651) 296-2803/Voice. For TTY communication, contact the Minnesota Relay Service at 1-800-627-3529 and ask them to place a call to (651) 296-2803.

Articles of Amendment

To

Articles of Incorporation

Of

Multiband Corporation

Pursuant to Minnesota Statutes, Section 302A, 402, Subd. 3(b) and Section 302A.139

Multiband Corporation, a Minnesota corporation (the “Corporation”), certifies to the Minnesota Secretary of State as follows:

1. Under the Corporation’s current Articles of Incorporation, the Corporation’s authorized stock consists of one-hundred million (100,000,000) shares of capital stock, without par value. The Corporation presently has approximately 35,598,714 shares of Common Stock issued and outstanding and an aggregate of approximately 25,106,092 shares of Common Stock reserved for the future issuance under the Corporation’s stock plans, for Preferred Stock and investor notes convertible into Common Stock and for outstanding warrants to purchase the Corporation’s Common Stock shares. The Corporation presently has no shares of Undesignated Preferred Stock issued and outstanding.

2. On July 18, 2007 the Board of Directors of the Corporation, acting pursuant to Minnesota Statutes, Section 302A.402, authorized and declared a 1-for-5 reverse stock split of the Corporation’s outstanding Common Stock. Following such stock split, the Corporation would have approximately 7,119,742 shares of Common Stock issued and outstanding and an aggregate of approximately 5,021,218 shares of Common Stock reserved for future issuance under the Corporation’s stock plans, for Preferred Stock and investor notes convertible into Common Stock and for outstanding warrants to purchase the Corporation’s Common Stock shares, or a total of 12,140,960 Common Shares issued and outstanding and reserved for future issuance.

3. Minnesota Statutes, Section 302A,402, Subd. 3(a) provides that in effecting a share division under that subsection, the board of directors of a corporation may amend the corporation’s articles of incorporation to increase or decrease the number of authorized shares. The Board of Directors of the Corporation has determined that in implementing the stock split referred to in Paragraph 2 above, it is in the best interests of the Corporation and its shareholders to decrease the Corporation’s authorized Common Stock by amending the Corporation’s Articles of Incorporation in the manner hereinafter set forth.

4. Pursuant to Minnesota Statutes, Section 302A, 402, Subd. 3(b), the Corporation hereby certifies that:

(a)	The amendment set forth below will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation.

(b)	The amendment set forth below will not result in the percentage of authorized shares of any class or series that remains unissued after the stock split referred to above exceeding the percentage of authorized shares of that class or series that were unissued before such stock split.

5. Pursuant to Minnesota Statutes, Section 302, 139, the Corporation states that the name of the Corporation is Multiband Corporation; that the amendment set forth below has been adopted pursuant to Minnesota Statutes, Chapter 302A and, more specifically has been adopted by the Board of Directors of the Corporation acting alone pursuant to Minnesota Statutes, Section 302A.402, Subd. 3; and that the amendment adopted is as follows:

Article III of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

Authorized Shares: The authorized capital stock of this Corporation shall consist of Twenty Million (20,000,000) shares, which shares shall be without par value; provided, however, that such shares have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

3.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of (ILLEGIBLE) shares in any class or series.

3.2 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits or conversion of its outstanding shares.

6. These Articles of Amendment shall become effective at 8:00 a.m. CDT on August 7, 2007.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by the officer named below on July 27, 2007.

MULTIBAND CORPORATION

By: /s/ Steven Bell

      Steven Bell

      Secretary

STATE OF MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM

1.	Type or print in black ink.

2.	There is a $35.00 fee payable to the MN Secretary of State.

3.	Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

Multiband Corporation

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

12/29/09
Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

ARTICLE III

The authorized capital stock of this Corporation shall consist of One Hundred Million shares, (100,000,000), which shares shall be without par value; provided, however, that such shares shall have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation. 3.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series. 3.2 The Board shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits or conversion.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ James Mandel, CEO
(Signature of Authorized Person)

Name and telephone number of contact person:	Steven Bell	763-504-3000
	Please print legibly	Phone Number

FILE IN-PERSON OR MAIL TO:	Minnesota Secretary of State - Business Services Retirement Systems of Minnesota Building 60 Empire Drive, Suite 100 St Paul, MN 55103 (Staffed 8:00 - 4:00, Monday - Friday, excluding holidays)

To obtain a copy of a form you can go to our web site at www.sos.state.mn.us, or contact us between 9:00am to 5:00pm, Monday through Friday at (651) 296-2803 or toll free 1-877-551-6767.

All of the information on this form is public. Minnesota law requires certain information to be provided for this type of filing. If that information is not included, your document may be returned unfiled. This document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651) 296-2803/voice. For a TTY/TTD (deaf and hard of hearing) communication, contact the Minnesota Relay Service at 1-800-627-3529 and ask them to place a call to (651) 296-2803. The Secretary of State’s Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance or political opinions or affiliations in employment or the provision of service.

ARTICLES OF AMENDMENT

AMENDING AND RESTATING

ARTICLES OF INCORPORATION

OF

MULTIBAND CORPORATION

1.	The name of the corporation is Multiband Corporation, a Minnesota corporation.

2.	The document entitled “Amended and Restated Articles of Incorporation of Multiband Corporation” marked as Exhibit A and attached hereto, contains the full text of amendments to the Articles of Incorporation of Multiband Corporation.

3.	The Amended and Restated Articles of Incorporation amend and restate the articles in their entirety and the Amended and Restated Articles of Incorporation supersede the original articles and all amendments thereto.

4.	The Amended and Restated Articles of Incorporation were adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act by the Board of Directors on August 30, 2013 and by the sole shareholder of the corporation on August 30, 2013.

IN WITNESS WHEREOF, the undersigned, the President and Chief Executive Officer of Multiband Corporation, being duly authorized on behalf of the corporation, has executed this document this 30th day of August, 2013.

/s/ James L. Mandel
James L. Mandel
President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MULTIBAND CORPORATION

1. Name. The name of the corporation is Multiband Corporation.

2. Registered Office and Registered Agent. The address of the registered office of the corporation in Minnesota is c/o CT Corporation System, Inc., 100 South Fifth Street, Suite 1075, Minneapolis, Minnesota 55402. The name of the registered agent of the corporation at that address is CT Corporation System, Inc.

3. Authorized Shares. The aggregate number of shares that the corporation is authorized to issue is 1,000, par value $0.01 per share, all of which shares are designated as common stock.

4. No Cumulative Voting. There shall be no cumulative voting by the shareholders of the corporation.

5. No Preemptive Rights. The shareholders of the corporation shall not have any preemptive rights arising under the Minnesota Business Corporation Act. This provision is not applicable to rights arising in connection with the designation of rights and preferences of a series of preferred stock or arising under contract.

6. Limitation of Directors’ Liability. To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment, modification nor repeal of this Article nor the adoption of any provision in these articles of incorporation inconsistent with this Article shall adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

7. Written Action by Directors. An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or consented to by authenticated electronic communication by all the directors. A written action may be signed in separate counterparts.

8. Written Action by Shareholders. At any time that the corporation is not a “publicly held corporation” (as defined by Minnesota Statutes Section 302A.011, sub. 40), an action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by shareholders having voting power equal to the voting power that would be required to take the same action at a meeting of the shareholders at which all shareholders were present.

9. No Dissenters’ Rights for Articles Amendments. To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a shareholder of the corporation shall not be entitled to dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, an amendment of the articles of incorporation.

10. Current Board of Directors. The members of the board of directors of the corporation are:

Ron Hill

John Goodman

Cari Shyiak

11. Control Share Acquisitions. Minnesota Statutes Section 302A.449, sub. 7, and 302A.671 (all as may be amended from time to time) concerning Control Share Acquisitions shall not apply to this corporation.